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                                  Exhibit 21.1

                           SunGard Data Systems Inc.
                         Subsidiaries of the Registrant

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Name of Subsidiary                           Jurisdiction of Incorporation
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
Bi-Tech Software Inc./(1)/                             Delaware
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FPH, Front & Prosoftia Holdings AB/(2)(3)/              Sweden
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Intelus Corporation/(1)/                               Delaware
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MACESS Corporation/(1)/                                 Alabama
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Portfolio Administration Limited/(1)(4)/                England
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Renaissance Software Inc./(1)(3)/                     California
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Shaw Data Securities, Inc./(1)/                        New York
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Shaw Data Services, Inc./(1)(5)/                       New York
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SunGard Business Systems Inc./(1)(6)/                  Delaware
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SunGard Computer Services Inc./(7)/                  Pennsylvania
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SunGard/DML Inc./(1)/                                  Delaware
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SunGard Financial Systems Inc./(1)(8)/                 Delaware
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SunGard Investment Products Inc./(1)/                  Delaware
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SunGard Investment Systems Inc./(1)(9)/                Delaware
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SunGard Investment Ventures, Inc./(10)(11)/            Delaware
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SunGard Management Inc./(1)(11)/                       Delaware
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SunGard MIS Inc./(1)(12)/                              Delaware
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SunGard Recovery Services Inc./(1)(13)/              Pennsylvania
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SunGard Shareholder Systems Inc./(1)/                  Delaware
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SunGard Systems International Inc./(1)(14)/          Pennsylvania
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SunGard Systems Limited/(2)/                            England
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SunGard Systems Pty. Limited/(2)/                      Australia
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SunGard Trust Systems Inc./(1)/                      North Carolina
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
(1)  Wholly owned subsidiary of SunGard Investment Ventures, Inc.

(2)  Wholly owned subsidiary of SunGard Systems International Inc.

(3) Conducts certain operations through three wholly owned foreign subsidiaries.

(4)  Conducts certain operations through two wholly owned foreign subsidiaries.
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(5)  Conducts certain operations through two wholly owned domestic subsidiaries, one wholly owned foreign subsidiary and SunGard Systems Limited.

(6) Organized into, and conducts business under the names of, three operating divisions--SunGard Asset Management Systems ("SAMS"), SunGard Employee Benefit Systems ("SEBS") and SunGard Mailing Services. SAMS conducts certain operations through SunGard Systems Limited, and SEBS conducts certain operations through a domestic sister corporation and through SunGard Systems Limited and SunGard Systems Pty. Limited.

(7)  Wholly owned subsidiary of SunGard Management Inc.

(8) Organized into, and conducts business under the names of, four operating divisions-- SunGard Brokerage Systems, SunGard Global Systems, SunGard Government Systems and SunGard Securities Systems. Sometimes conducts business under the names Money Management Systems, Phase3 Systems, SunGard Digital Solutions Inc., Warrington Financial Systems and Wismer Associates.

(9) Conducts certain operations through SunGard Systems Limited and SunGard Systems Pty. Limited.

(10) Wholly owned subsidiary of SunGard Data Systems Inc.

(11) Not an operating company.

(12) Conducts business primarily under the name SunGard Insurance Systems. Conducts certain operations through one wholly owned domestic subsidiary of SunGard Financial Systems Inc., which subsidiary conducts business under the names SunGard Insurance Systems, Information Systems of America and ISA.

(13) Organized into, and conducts business under the names of, two operating divisions--SunGard Recovery Services and SunGard Planning Solutions. Conducts certain operations through one wholly owned foreign subsidiary.

(14) Organized into, and conducts business under the names of, two operating divisions--SunGard Capital Markets and SunGard Futures Systems. Conducts certain operations through three wholly owned domestic subsidiaries and nine wholly owned foreign subsidiaries including SunGard Systems Limited and SunGard Systems Pty. Limited.

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